UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2017

Smith Micro Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-35525	33-0029027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia

Aliso Viejo, California 92656

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 362-5800

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On June 30, 2017, Smith Micro Software, Inc. (the “Company”) entered into a new short-term secured borrowing arrangement with each of William W. Smith, Jr. and Dieva L. Smith (“Smith”) and Steven L. Elfman and Monique P. Elfman (“Elfman”), to refinance the existing short-term notes with each of them which matured on June 26, 2017 and June 23, 2017, respectively. William W. Smith, Jr. is Chairman and Chief Executive Officer of the Company, and Steven L. Elfman is a director of the Company.

Under the new borrowing arrangement, the Company issued to each of Smith and Elfman a Secured Promissory Note (each, a “Note”) with a principal balance of $1,000,000, bearing interest at the rate of 12% per annum, and maturing on September 25, 2017.  The maturity date of the Note entered into with Smith may be extended by up to 180 days upon the mutual consent of the Company and Smith.  Each of the Notes are secured by the Company’s accounts receivable and certain other assets.

The foregoing description of the Notes is qualified by reference to the complete text of the Notes, each of which is filed as an exhibit to this Current Report on Form 8-K.

Item 2.03.  Creation of a Direct Financial Obligation of a Registrant

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Secured Promissory Note, dated June 30, 2017, issued by the Company to William W. Smith, Jr. and Dieva L. Smith
10.2	Secured Promissory Note, dated June 30, 2017, issued by the Company to Steven L. Elfman and Monique P. Elfman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.

Date: July 6, 2017	/s/ Timothy C. Huffmyer
Timothy C. Huffmyer
Vice President and Chief Financial Officer

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